                                ACETO CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                 As Amended and Restated Effective June 30, 2004


        This Supplemental Executive Retirement Plan results from the amendment and restatement of what was previously known as the Aceto Corporation Excess Benefit Plan. The plan is intended to be a nonqualified, unfunded supplemental benefit plan which is maintained primarily for the purpose of providing deferred compensation for a select group of management employees, specifically, those management employees of Aceto Corporation and Aceto Agricultural Chemicals Corp. who are Participants in the Aceto Corporation 401(k) Retirement Plan ("401(k) Plan") and whose compensation is in excess of an amount determined by the Board of Directors of Aceto Corporation. This plan is not intended to comply with the requirements of Section 401(a) of the Code. The plan will be administered and construed so as to effectuate this intent. Terms used in this Plan shall be given their common meanings. To the extent there is any ambiguity, terms shall be given the same meaning as under the 401(k) Plan.

                                   ARTICLE II

                                  PARTICIPATION


     2.1  ELIGIBILITY FOR PARTICIPATION.

          An employee of Aceto Corporation or Aceto Agricultural Chemicals Corporation (hereinafter "Aceto") shall be eligible to become a Participant if he is a Participant in the 401(k) Plan, and is a member of a select group of management whose compensation exceeds an amount determined by the Board of Directors of Aceto Corporation (hereinafter "Board"). Effective July 1, 2004, in order to be a

Participant, each employee must sign a Participation Agreement in a form acceptable to the Board.

                                   ARTICLE III

                            BENEFITS TO PARTICIPANTS


     3.1  SUPPLEMENTAL BENEFITS.

          (a) Each Participant shall be credited with a supplemental benefit under this plan at a rate or in an amount to be determined in the discretion of the Board for each plan year, which shall run from July 1st to the following June 30th. The Board, or its designee (which can be a committee or an individual appointed by the Chairman of the Board), will compute this benefit for each Participant annually for each plan year. Any particular Participant's benefit, as determined in the discretion of the Board need not bear any relation to any amount credited for any other Participant.

          (b) The supplemental benefit described in (a), above, shall be credited to an account maintained for each Participant. The amount in the Participant's account will be credited each year with an amount determined by the Board or its designee to represent interest earned on the account, offset by applicable expenses.

          (c) Each Participant will be provided with a statement showing the amount credited to his account, including amounts credited under (a) and (b), above, at least annually, as of the end of the plan year.

          (d) In addition to the amounts credited to the account in (a) and (b) above, a Participant may elect, in accordance with Article IV of this Plan, to defer annually a portion of the bonus, if any, paid to him by Aceto in any fiscal year of the

Company, which portion shall be designated by the Participant in the election. Any compensation deferred pursuant to such election shall be credited to Participant's account, as of each date of payment of such compensation pursuant to the Employer's normal practices.

The amount credited to the Participant's account pursuant to this section will be credited each year with an amount to be determined by the Board, or its designee to represent interest earned, minus applicable expenses.

                                   ARTICLE IV

                         ELECTION TO DEFER COMPENSATION


     4.1 The decision by the Participant to defer receipt of all or any part of any bonus will be in writing, signed by the Participant, on an election form completed and delivered to Aceto prior to July 1 of the fiscal year in which the compensation to be deferred is earned by the Participant. The election is only applicable to bonus compensation not yet earned, and will be effective only for bonuses paid on or after September 15th of the fiscal year in which the election is delivered to Aceto.

     Any election will be applicable only for the one fiscal year and a new election must be made for each subsequent fiscal year, unless the clear wording of the election form, approved by the Board, provides for continued application. Any new or modified election shall apply only to bonus compensation earned after the end of the fiscal year in which such election is delivered to Aceto. Any election is irrevocable with respect to any compensation earned while the election was in place.

                                    ARTICLE V

                       VESTING AND TERMINATION OF SERVICE

     5.1 A Participant's interest in the portion of his account representing supplemental benefits under 3.1(a) and (b) will vest at the rate of 20% for each year of Credited Service, measured by plan year. In order for a Participant to accrue a year of Credited Service, the Participant must have at least one thousand (1,000) Hours of Service (as determined in accordance with D.O.L. Regulation Section 2530.200(b)) in the plan year. A Participant's interest in the portion of his account representing his election under Section 3.1(d) shall be fully vested at all times. A Participant will automatically become 100% vested in the event of the Participant's death or if it is established, by competent medical evidence satisfactory to the Board, that the Participant is totally and permanently disabled.

     5.2 The right of the Participant or the Participant's designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of Aceto, and neither the Participant nor the Participant's designated beneficiary shall have any rights in or against any amount credited to his account or any other specific assets of the Corporation. All amounts credited to the account shall constitute general assets of Aceto and may be disposed of by the Corporation at such time and for such purposes as it may deem appropriate. No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to actual receipt thereof by the payee; and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void, and the Corporation shall not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to any benefit under the Plan.

     5.3 At the discretion of the Board, Aceto may purchase life insurance on the lives of the Participant or Participants to recover in whole or in part the cost of providing benefits under this Plan. By agreeing to participate in this Plan, each Participant consents to having his or her life insured for the benefit of Aceto, and agrees to execute any documents determined by the Board to be required to evidence such consent.

                                   ARTICLE VI

                                  DISTRIBUTIONS

     6.1 A Participant will be entitled to receive a distribution of the value of his supplemental account in a manner determined and approved by the Board or its designee upon the earliest to occur of:

          A.   Termination of employment;

          B.   Attainment of age sixty-five (65);

          C. A medical determination, satisfactory to the Board, that the Participant is totally and permanently disabled;

          D.   Death.

     Subject to the approval of the Board, a Participant who continues in employment beyond age 65 may postpone the receipt of benefits and continue to participate in the Plan.

          6.2 A Participant may request payment of the benefit in the form of equal annual payments over five years, or a lump sum payment. Any request made by the Participant with respect to the form of payment of his benefit under this plan will not be effective unless such election is expressly approved in writing by the Board in the exercise of its discretion.

          6.3 Distributions from this plan will be paid in cash only. Distribution will begin at a time determined in the discretion of the Board, but in no event later than one year after which the Participant becomes entitled to a distribution.

          6.4 The Participant shall select a beneficiary upon beginning participation in the Plan. If the Participant is married, the selection of a beneficiary other than the Participant's spouse will only be effective if the spouse agrees to the designation of beneficiary in writing on a form acceptable to the Board. If no effective designation of beneficiary is made, the benefit will be paid to the Participant's spouse at the time of his death or, if the Participant is not married at the time of his death, to his estate.

          6.5 If a Participant dies before beginning to receive benefits, the benefit will be paid to the beneficiary in a lump sum as soon as practicable after the Participant's death. If no beneficiary is designated, the benefit will be paid to the Participant's spouse at the time of his death or, if the Participant is not married at the time of his death, to his estate.

                                   ARTICLE VII

                                 ADMINISTRATION

     7.1  DUTIES OF THE ADMINISTRATOR.

          The Board, or its designee, shall be the Administrator of the Plan and shall have full responsibility for the management, operation, interpretation, and administration of the Plan in accordance with its terms. The Administrator will have full discretion at all times in interpreting the plan to, in the Administrator's opinion, best serve the interest of the Plan sponsor, and the Plan's participants and beneficiaries. The exercise of the Administrator's discretion in this connection shall be final and binding on all parties, subject only to Article 7.2. The Administrator shall have such authority as is necessary or appropriate in carrying out its responsibilities.

     7.2  CLAIMS

          In the event a Participant disagrees with a benefit determination of the Administrator, it may file a claim for benefits with the Board within 30 days of being notified of the decision which the Participant disagrees with. The Board will determine the outcome of the claim, after requesting evidence, both documentary and testamentary, as it, in the exercise of its discretion determines is proper. The Board will notify the Participant of its decision in writing within 60 days of receipt of the claim. The Board has discretion to interpret and apply the terms of the Plan in the manner which, in the Board's opinion, is in the best interests of the Company, the Plan, and all Plan Participants. The Board's decision will be final and binding.

     7.3 NO EFFECT ON EMPLOYMENT RIGHTS. Nothing contained herein will confer upon any Participant the right to be retained in the service of the Company nor limit the right of the Company to discharge or otherwise deal with Participants without regard to the existence of the Plan.

     7.4  GENDER.

          Any masculine terminology in this document shall include the feminine.

                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

     8.1  DISTRIBUTION OF BENEFITS ON TERMINATION

          The Company reserves the right to amend, modify, or terminate this Plan at any time by duly adopted resolution of the Board or its designee. In the event of termination or partial termination of the Plan, the Company shall, subject to Article 6.1, pay in one lump sum to affected Participants, Former Participants or beneficiaries, any amounts in their account not previously distributed and to which they are entitled under Article 3.1, on the date the Plan is terminated or partially terminated. The Plan shall terminate if the net worth of the Company, under generally accepted accounting principles, has a net worth of less than twenty million ($20,000,000.00) dollars.

     8.2  EFFECT OF AMENDMENT OR TERMINATION.

          No amendment or termination of the Plan shall directly or indirectly deprive any current or former Participant of all or any portion of any benefit payment of which has commenced prior to the effective date of such amendment or termination or which would be payable if the Participant terminated employment for any reason, including death, on such effective date.

Pursuant to authority granted by resolutions of the Board, duly adopted at the November, 2003 and May, 2004 meetings, the plan is hereby amended and restated as set forth above.



                                                  /s/ Terry Steinberg
                                                  ---------------------
                                                  Terry Steinberg
                                                  Vice President
Dated:    June 15, 2004
      ---------------------

                 PARTICIPANT'S AGREEMENT AND EMPLOYEE'S ELECTION
                      TO DEFER COMPENSATION PURSUANT TO THE
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     I, ______________________, hereby elect to become a Participant in the (print name)

Aceto Corporation Supplemental Executive Retirement Plan (the "Plan"). I

acknowledge that I have been provided with a copy of the Plan document and I agree to be bound by and to abide by all of the provisions of the Plan. I also agree and consent to Aceto insuring my life to assist in funding the Company's obligations under the Plan. I hereby elect to defer, as provided in the Plan,

the receipt of $_______ of the annual bonus to be paid to me in connection with the performance of my services as an employee of Aceto Corporation or Aceto

Agricultural Chemicals Corp. beginning July 1, 20___.


                                            ------------------------------
                                            Signature


                                            ------------------------------
                                            Date



----------------------------
Witness

                           DESIGNATION OF BENEFICIARY

I _____________________________________, hereby designate:
                  (print name)

      Name:______________________________

      Relationship:  ____________________

      Social Security No.: ______________

as my beneficiary to receive all amounts held for me under the Plan which have not been paid to me at the date of my death.

                                               ------------------------------
                                               Participant's Signature


                                               ------------------------------
                                               Date
----------------------------
Witness


(If the participant is married and the beneficiary designated above is not the spouse of the Participant, pursuant to section 6.4 of the Plan, the following consent must be signed by the Participant's spouse in order for the beneficiary designation to be effective.)


I, ______________________________, the spouse of the above participant hereby
            (print name)

voluntarily consent to the beneficiary designation set forth above. I understand that this consent on my part is irrevocable.


                                               ------------------------------
                                               Spouse's signature


                                               ------------------------------
                                               Date:


----------------------------
Witness